Exhibit No. 10.6.1  Telecommunications Services Agreement between Registrant and
                    Lloyd Place Apartments Limited Partnership (Lloyd Place).

   Certain information in this exhibit has been omitted pursuant to Rule 406 of the Securities Act. Omitted information is designated by "*".

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                           FIRSTLINK COMMUNICATIONS, INC.

                                        AND

                     LLOYD PLACE APARTMENTS LIMITED PARTNERSHIP


                               LLOYD PLACE APARTMENTS

                       TELECOMMUNICATIONS SERVICES AGREEMENT


This agreement ("Agreement") is entered into as of June 28th, 1996, by and between FirstLink Communications, Inc., an Oregon corporation ("FirstLink"), and Lloyd Place Apartments Limited Partnership, an Oregon limited partnership ("Owner").

     1. PROPERTY. The 202-unit multi-family residential rental and commercial complex currently under construction and known as Lloyd Place Apartments, located at 1411 NE 16th Avenue, Portland, Oregon ("the Property").

     2.   GRANT OF RIGHTS.

     (a) Owner grants FirstLink the sole and exclusive right, except as provided in the last sentence of clause (b) below, to install, own, operate, replace and maintain the System on, off and through the Property and the sole and exclusive right to provide Telecommunication Services to residents of the Property. "System" shall mean all electronic devices, cable, wire, hardware, software and other material used to transmit and receive two-way voice and data communications, telephone service ("Telephone Service"), multi-channel TV, video on demand, audio on demand, voice mail, data services and other means of two-way communication distribution, whether now existing or hereafter developed (collectively "Telecommunication Services") as between the Property and the local and/or long distance telephone networks or other outside distributor of these and other services. The term "System" does not, however, include any equipment or facility on the tenant's side of the telephone jack within any apartment unit at the property.

Telephone Services will include local and long distance calling, voice mail and calling features including conference calling, call waiting, call forwarding, extended area service, distinctive ringing, speed dialing, wake-up service, restricted dialing, account code calling, non-listed numbers, non-published numbers, custom phone numbers and no solicitation listings. Additional services will be added from time to time, as available and as warranted by tenant demand. Such


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additional Telecommunication Services may include:  video conferencing, on-line computer services, electronic mail, wireless services (such as cellular telephone) and other types of services.

FirstLink will provide each Subscriber upon request the most recent telephone book from the Local Exchange Carrier (including the Local Exchange Carrier's Yellow Pages directory) and a telephone number which telephone number shall be listed, at no additional charge, in such telephone book if desired by the Subscriber. All telephone numbers will be assigned within 24 hours after a Subscriber subscribes for the Telephone Service and pays any required deposit. At all times during the Term, FirstLink shall, within a reasonable period of time, make available to Subscribers substantially all telephone-related features that are available through the local telephone company serving the Property (the "Local Exchange Carrier").

Subscribers will, to the extent permitted by the Local Exchange Carrier and applicable law, be allowed to retain their phone numbers upon termination of service by FirstLink.

Multi-channel television services will include Paragon Cable's Lloyd Place Apartments channel lineup shown in Exhibit A. Premium services such as HBO, Showtime and The Disney Channel as well as Blazer Cable are also available from Paragon.

There can be no assurance that any or all of the above additional services will be made available. Their availability is dependent upon many variables and factors beyond FirstLink's control. Such factors include, but are not limited to, technical feasibility, economic, regulatory and market considerations. If FirstLink elects not to provide a service it can be offered and provided by others so long as FirstLink is offered the opportunity to first provide the service.

     (b) In consideration of the substantial investment made by FirstLink in the System, Owner agrees that it will not grant access to the Property to any person or entity, other than FirstLink, for the purpose of operating or maintaining the System, or permit the installation, maintenance or operation at the Property of any other equipment, wire, cable, or material by any person or entity that provides Telecommunication Services; provided that (i) the foregoing shall not restrict the use by Owner or any resident of any wireless or remote telephone, radio or other communications system on the Property, if such system does not require the installation of any equipment or other material (other than the telephone itself) on the Property; and (ii) the foregoing is not intended to restrict use by Owner or any resident of personal computers. This


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exclusivity provision shall not deny the local telephone company the right to serve residents of the Property with telephone services.

     3. SYSTEM EXPENSES. Other than as set forth herein, FirstLink shall bear all expenses to install, operate, maintain and repair the System. Owner shall, at Owner's expense and cost, provide wiring limited to two (2) 30 amp 110V circuits for electrical power to the System. Owner will invoice or hove the power company invoice FirstLink for the monthly cost of electric power for the System. Owner shall not be responsible for any interruption of electrical supply. For the purposes of this Agreement, "System Site" shall mean an adequate and secure space mutually agreed upon by FirstLink and Owner to house FirstLink's System equipment, which shall consist of a rent-free, locked room meeting FirstLink's specifications. Owner hereby grants FirstLink and its authorized personnel access to the Property for any reasonable purposes related to this Agreement including the installation of cabling or microwave equipment to interconnect buildings and to connect the Property to other telecommunication systems, subject to Owner's approval, such approval to be not unreasonably withheld.

     4. TERM. The term of this Agreement shall be * years from the date hereof. The original term will automatically be renewed for up to two (2) additional periods of * years each unless either party otherwise notifies the other in writing at least 180 days prior to the end of the original term or any renewal term. FirstLink shall conduct a performance appraisal meeting with Owner prior to expiration of the 180 day notice period and shall remind the Owner not more than 90 days and not less than 30 days before the last day for Owner to exercise its option not to renew; the time for Owner's notice of election not to renew will be extended day-for-day for each day that such reminder from FirstLink is late.

     5. INSTALLATION. FirstLink shall install the System as soon as practicable but in no event shall FirstLink be required to complete installation sooner than eight (8) weeks from signing of this Agreement. In installing the System, FirstLink shall maintain a schedule consistent with Owner's schedule for construction of the Property. FirstLink will cause its subcontractors and suppliers to cooperate with reasonable requirements of Owner's construction superintendent for coordination of their work with work of Owner's subcontractors and suppliers. FirstLink will assure that its subcontractors and suppliers perform their work on a schedule that does not delay Owner's construction of the Property. Paragon Cable, under a separate agreement with FirstLink, will be installing all telephone and cable television wiring and security systems.

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     Owner agrees to provide FirstLink with reasonable notice of anticipated building construction completion dates. FirstLink will make Telecommunication Service available to the units within five (5) business days after receipt of notice that the units are ready For first occupancy. Owner also will provide FirstLink with reasonable notice of anticipated tenant occupancy dates. FirstLink will make Telecommunications Service available to each tenant within two (2) business days after occupancy of the unit.

     Telephone wiring will be four (4) pair category 3 and one (1) category 5 wire home run to each jack. Cable television wiring will be home run to each outlet. Each one bedroom apartment will have three telephone, data and television outlets; each two bedroom will have four each. The cost associated with the telephone and cable outlets in each kitchen will be borne by Owner (see section 10(f)).

     Security system will include eight (8) Sanyo high resolution low light cameras, with appropriate lenses, enclosures and mounts; two (2) Sanyo monitors; and two (2) Door King hands-free entry systems. Specifications for the security system are to be approved by Earl Downs or his designee prior to installation, such approval to be not unreasonably withheld (see details in Exhibit B).

     FirstLink may subcontract activities related to the installation of the System, but shall be responsible for any and all acts and/or omissions by any subcontractor.

     FirstLink shall not make any modifications to the Property unless Owner has first approved in writing the plans and specifications for such equipment.

     6. OWNERSHIP AND CHARACTER OF THE SYSTEM. Except as otherwise stated herein, the System, including any alterations and attachments, shall at all times remain the sole property of FirstLink. It is the intention of the parties that the System, and every component of the System, shall retain its character as personal property following the installation of the System on the Property, and shall not be deemed to be a fixture constituting a part of the Property. No part of the System shall be or become subject to any mortgage, deed of trust or lien upon the Property. Notwithstanding the foregoing, all wiring, cabling, jacks, conduit, equipment, and other components of the System except any telephone switch and other communications equipment installed by FirstLink at the System Site that is not part of the residential telephone distribution network ("Excluded Equipment") shall remain on the Property throughout the term of this Agreement and, upon expiration or earlier termination of this Agreement shall become the property of Owner without any further action of FirstLink, Owner or any other person. The residential telephone distribution network is deemed to begin at the tenant termination block within the System Site. FirstLink may remove any telephone switch or other communications

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equipment it has installed within the System Site which is not part of the residential distribution network.

     7. SERVICE TO TENANTS. FirstLink shall provide, at rates no higher than other local providers of comparable services, Telephone Service and other Telecommunication Services offered through the System to each resident requesting them. FirstLink's obligation to provide or continue Telecommunication Services shall be contingent on the resident paying service charges and meeting other reasonable requirements as are established by FirstLink from time to time. Residents electing to receive Telecommunication Services offered by FirstLink shall do so through the execution and delivery to Owner or FirstLink of a Tenant Services Agreement in the form provided, from time to time, from FirstLink to Owner. Such Agreement shall clearly state that Owner is not responsible for the System or its operation or any activities of FirstLink. FirstLink will submit the Agreement to Owner prior to distribution to tenants and will obtain approval of the form before using it with residents. Such approval will not be unreasonably withheld and will be deemed to have been given after 10 days have passed since FirstLink's submittal of form to Owner if no written objections or modifications are submitted by Owner to FirstLink. Owner shall promptly provide such executed documents to FirstLink. Residents requesting Telecommunication Services shall be charged and billed individually for connection to the System and for service at standard rates established solely by FirstLink from time to time unless prohibited by applicable law or regulation. FirstLink shall be solely responsible for invoicing, collections and bad debts related to provision of Telecommunication Service to residents. FirstLink's rates for
Telecommunications Service shall, nevertheless, be competitive.   FirstLink will
provide, add and update its Telecommunications Service consistent with standards and services customarily provided by other telecommunication providers to comparable apartment building complexes in Portland, Oregon. FirstLink guarantees unconditionally to return a resident to the local exchange telephone company upon request of the resident for any reason at any time at the sole cost of FirstLink.

Both parties agree that neither the Owner nor the Owner's agent shall have any liability regarding the number of residents electing to use Telecommunications Services.

     8. COMMISSIONS. Owner shall be entitled to Commissions equal to * percent * of all gross revenues (from local and long distance telephone services and expanded basic television services) actually collected for services provided to each living unit served by FirstLink hereunder. All commission payments hereunder will be paid quarterly in arrears. FirstLink will bill customers monthly and will use reasonable diligence to collect for services. Owner has the right to audit the

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books of FirstLink relative to the Property and its customers' account activity. Owner shall have the right to inspect FirstLink's records and, if it so elects, to conduct an audit thereof to verify that the amounts paid to it pursuant to this Section 8 are correct. If any such audit discloses that Owner has been underpaid, FirstLink shall, within ten (10) days after demand, pay the Owner the balance with interest at ten percent (10%) per annum calculated from the date that payment should have been made. In addition, if any such audit discloses that Owner has been underpaid by more than five percent (5%) for any year, FirstLink shall reimburse Owner for the reasonable out-of-pocket cost of the audit. In the event an overpayment is disclosed, Owner will remit within ten (10) days after demand, by FirstLink the balance with interest at ten percent (10%) per annum calculated from the date that payment was made.

     9.   ADDITIONAL OBLIGATIONS OF FIRSTLINK. FirstLink shall:

     (a) Make a customer service representative available to receive service requests or inquiries from Owner or residents and insure that it responds to service requests within four (4) hours of receipt. Routine maintenance services shall be performed by FirstLink during its normal working hours. A technician shall arrive at the Property to commence maintenance services promptly after request by a customer of such services, provided however, where such request are made on, or on a day preceding a Saturday, Sunday or holiday, FirstLink's system technician shall arrive at the Property to commence maintenance services on the next normal working day.

     (b) Provide Owner with marketing materials, sales support and sales training to enable Owner and Owner's employees to market Telecommunication Services in accordance with Section 1 0(b); FirstLink will not distribute or make use of such materials without prior written approval of Owner, which approval shall not be unreasonably withheld. Such approval will be deemed given if Owner does not submit written objection to the materials to FirstLink within ten (10) days of their submission by FirstLink to Owner.

     (c) Provide training to Owner's staff to enable staff to perform the duties specified in Section 10(b);

     (d) FirstLink shall comply with Owner's policies relating to entry into residents' units and Owner's security regulations.

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     (e)  Repair or replace any damage to the Property resulting from installation, operation, or removal of the System or any other acts by FirstLink to the satisfaction of the Owner and restore Property to its original condition;

     (f) Comply with all applicable regulatory requirements relating to the provision of the Telecommunication Services provided by FirstLink as may be in effect from time to time;

     (g)  Maintain the System in good order, condition and repair; and

     (h) Pay all taxes resulting From the ownership or operation of System and provision of Telecommunications Services; and

     (i) Provide a telephone number to access FirstLink customer service on a 24 hour basis in the event of a System emergency.

     10.  OBLIGATIONS OF OWNER. Owner shall:

     (a) Make the System Site available on a rent-Free basis to FirstLink during the term of this Agreement. The construction and location of the System Site shall be as Owner and FirstLink reasonably agree, subject to technical and regulatory requirements as determined by FirstLink. FirstLink shall have twenty-four hour, seven day a week access to the System Site, and Owners employees and agents shall not disturb the System;

     (b) Use reasonable efforts to encourage its staff, agents and representatives to encourage and promote the use of the Telecommunication Services to residents and prospective residents as part of the amenities provided by Owner at the Property. Owner consents to FirstLink's use from time to time of incentives and incentive programs with Property management personnel, leasing staff and other Property personnel for the purpose of promoting the System and Telecommunication Services provided through the System. Owner's staff will present the Tenant Service Agreement and related information to prospective tenants with the objective of securing sales. It is envisioned that this selling process will require a minimal amount of time on behalf of Owner's staff. If tenants have additional questions or require additional information, their sales lead will be referred to FirstLink staff who will be responsible for responding to customer inquiries and securing any resulting sales.


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     (c)  Promptly provide to FirstLink requested specifications on the
Property, such as wiring schematics and/or building diagrams, a current list of residents, addresses and their telephone numbers and other specific information regarding resident transactions, such as rentals, move-ins, move-outs, transfers, intents to vacate, and the entering into or termination of leases and other information necessary to market and operate the System and provide the Telecommunication Services according to this Agreement or to comply with governmental or Utility Commission rules as may be determined by FirstLink;

     (d) Cooperate with FirstLink in obtaining permits, consents, licenses and any other requirements which may be necessary for FirstLink to install and operate the System and furnish the Telecommunication Services, provided that FirstLink shall pay all reasonable costs of the Owner associated therewith.

     (e) Provide reasonable access to the Property to FirstLink and its employees and agents to enable FirstLink to perform the activities contemplated by or necessary under this Agreement including access for the purpose of soliciting customers.

     (f) Upon receipt of the certificate of occupancy for the first unit, Owner will remit $10,750 Paragon Cable representing the cost of installing one telephone outlet and one cable outlet in each kitchen.

     11. INSURANCE. FirstLink shall carry and maintain liability insurance of $3,000,000 naming Owner and Owner's agent as additional insured covering personal injury and Property damage that may be caused to person(s), the Property or its contents, by the System or FirstLink's employees or agents. Owner and FirstLink each waive any right of recovery against each other for any claims that may be brought for any loss that is covered by insurance upon or relating to the Property or the System to the extent of the actual proceeds received by waiving party, and for themselves, their successors and assigns waive rights of recovery and any rights of subrogation with respect to any loss that would have been covered by insurance if the party had maintained a so-called "all risk" form of casualty insurance on the property owned by it. Owner shall carry and maintain general liability insurance related to the Property.

     12.  TERMINATION OF THE AGREEMENT.


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     (a)  This Agreement may be terminated by either party if there has been a material breach of the terms of this Agreement by the other party and if within thirty (30) days after receiving notice of such breach from the party seeking to terminate, such breach has not been cured.

     (b} FirstLink may terminate this Agreement, or discontinue the provision of any Telecommunication Services provided hereunder, if in the sole discretion of FirstLink, it ceases to be feasible for legal, economic or regulatory reasons to provide Telecommunication Services to the Property, provided that FirstLink provides sixty (60) days written notice to Owner.

     (c) This Agreement may also be terminated by FirstLink if there is a material failure by Owner to provide the services to FirstLink contemplated in
Section 10 which Owner fails to cure within a commercially reasonable time (using best efforts to cure)after written notice to Owner containing reasonable particularity as to the service(s) which FirstLink believes are not being provided in accordance with this Agreement

     (d) Owner may terminate the term of this Agreement if the quality (but not the revenue generated to Owner) of the Telecommunications Services provided by FirstLink when compared to the quality of the Telecommunications Services provided by other suppliers in the Portland area market, places Owner at a competitive disadvantage, or if FirstLink fails to provide maintenance and repair service within 15 days after notice of such deficiency in maintenance or repair service is delivered to FirstLink by Owner, together with a detailed written explanation of such deficiency. Owner also may terminate the term of this Agreement if FirstLink allows any lien to attach against the Property and fails to have the lien removed within ten (10) days after receiving written notice by Owner to FirstLink that a lien has attached, or if FirstLink fails to pay any of its contractors, subcontractors or suppliers (including suppliers of bulk telephone service) when and as due and FirstLink does not allege any good faith defense to such payment within ten (10) days of receiving written notice by Owner to FirstLink that it believes such a condition exists, or if FirstLink seeks protection under any bankruptcy, insolvency or similar law, or generally fails to pay, its debts when due, or has a receiver, trustee, liquidater or similar official appointed for it or a substantial part of its property.

     (e) If either party defaults in its obligations under this Agreement, the other party will have all remedies available at law or in equity for breach of contract, including (without limitation) collection of damages, specific enforcement and collection of attorney's fees and costs in connection with such default, subject only to the limitations in Section 19 below.


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     (f)  Any termination of this Agreement shall be effective as of the date of termination, but FirstLink shall continue to provide Telecommunication Services until the earlier of (i) all FirstLink customers at the Property are provided Telephone Service from another source or (ii) thirty (30) days from the date of such termination. Upon termination or expiration of this Agreement for any reason, FirstLink shall promptly take all actions necessary on its part to return all Telephone Service to the Local Exchange Carrier so that there is no interruption of telephone services to the tenants and, if requested by Owner, shall use its reasonable efforts to make arrangements for assumption of cable television service by a local franchise operator. The provisions of this agreement necessary for such continued services shall remain effective.

     (g) Upon termination of this Agreement for any reason, FirstLink, or any designee of FirstLink, including without limitation, any party providing financing to FirstLink, shall have the right, after providing Owner with written notice of at least thirty (30) days, without further demand, to enter upon the Property and to dismantle and remove or render inoperative any and all Excluded Equipment.

     13. ASSIGNMENT OF THE AGREEMENT. This Agreement and the rights hereunder may be assigned by FirstLink to any majority-owned subsidiary of FirstLink or to an affiliate or party acquiring all or substantially all of the assets of FirstLink. Alternatively, the Agreement may be assigned by FirstLink to any FirstLink subsidiary so long as FirstLink agrees in writing that it shall remain liable for ail obligations arising under this Agreement. FirstLink may also assign this Agreement to any party providing financing to FirstLink; provided that such assignment shall not relieve FirstLink from its obligations hereunder In connection with a sale or disposition of the Property, Owner shall require any subsequent owner of the Property to assume this Agreement and the rights and obligations of Owner accruing from and after the date of such assignment. Except as otherwise provided above, FirstLink will not assign or otherwise transfer its interest in this Agreement or in the System without Owner's prior written consent, which will not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties to this Agreement.

     14. OWNER WARRANTIES; INFORMATION. Owner warrants that (i) it has full power and authority to grant to FirstLink the exclusive rights set forth in this Agreement, (ii) that no party holds any rights or interests with respect to the Property that conflict with any rights or interests

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that Owner grants to FirstLink under this Agreement; (iii) that the Property is not presently part of bankruptcy proceeding, foreclosure action, or deed in lieu of foreclosure transaction; (iv) Owner is not in default of any mortgages or other encumbrances on the Property; and (v) no purchase contracts presently exist as to the Property.

     15. FIRSTLINK WARRANTY. FirstLink warrants that it will comply with all laws and licensing requirements regarding the design and installation and operation of the System as well as all building codes and regulations enforced by the City of Portland building department, fire marshal or other appropriate agencies of the City. Except as expressly stated in this Agreement, FirstLink makes no representations or warranties regarding the System or the provision of Telecommunication Services, express or implied, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose.

     16. INDEPENDENT CONTRACTOR. FirstLink shall be and is an independent contractor and Owner shall not control or direct the details and means by which FirstLink performs its duties under this Agreement. This Agreement shall not create the relationship of employer and employee, a partnership or a joint venture.

     17. EMERGENCY CALLS. FirstLink will pass all "911" emergency calls through the System to authorities using equipment and software for such "911" calls that are in accordance with leading industry standards for telecommunication providers to comparable apartment building complexes in Portland, Oregon, but FirstLink, makes no warranty or guaranty of any nature as to the promptness or adequacy of any response to any such emergency call. FirstLink assumes no responsibility whatsoever for any actions with respect to emergency calls other than as set forth above. In the event that the System has been adversely affected by any situation described in Section 20, FirstLink shall have no liability whatsoever for failure to pass on emergency telephone traffic. FirstLink's E-9 11 service shall, in all events, provide the emergency services operator with the apartment number of the caller, unless the necessary technology cannot be supported by the Local Exchange Carrier.

     18. INDEMNIFICATION. Subject to the provisions set forth in Section 1 9 below, (i) FirstLink and Owner hereby agree to indemnify, defend and hold each other (and each other's officers, directors, owners, employees, and agents) harmless from and against all claims, losses and liabilities in any way relating to, growing out of, or resulting from a material breach of each of

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their respective obligations under this Agreement; and (ii) Owner will indemnify FirstLink for damages to the System as provided in Section 3 herein.

In addition, FirstLink agrees to indemnify, defend and hold harmless Owner and Owner 5 partners, employees and agents from and against all damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) resulting from claims made or causes of action asserted by third parties (including, without limitation, residents of the Property) arising out of or relating to (i) the performance by FirstLink (or its employees or agents) of its obligations under this Agreement, (ii) the provision of Telecommunication Services or (iii) compliance of FirstLink and/or the System with applicable laws and regulations, except to the extent such matters are attributable to the gross negligence or willful misconduct of Owner.

     19. LIMITATION OF REMEDIES. Notwithstanding any other provision of this agreement but without limiting the mutual indemnification in Section 18, neither FirstLink nor Owner shall be liable to any third party for any incidental or consequential damages, including but not limited to lost profits, of any nature whatsoever or for the condition or repair of any telephone instrument or any Property to which the System is attached.

     20. FORCE MAJEURE. If the performance of any of the obligations under this Agreement is interfered with by any reason or any circumstances beyond the reasonable control of the parties, including, but not limited to, fire, earthquake, storm, volcanic eruption, explosion, power failure or power surge, acts of God, war, revolution, civil commotion, or requirement of any government or legal body or any representative of any such government or legal body, labor unrest, including but not limited to, strikes, slowdowns, picketing or boycotts, then the parties shall be excused from performance on a day-by-day basis to the extent of such interference.

     21.  MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties and may not be modified, amended or changed except by written instrument signed by duly authorized executives of both parties.

     (b) WAIVER. The failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance or to claim a breach with respect thereto.

     (c) GOVERNING LAW. The rights and obligations of the parties and all interpretations and performances of this Agreement shall be governed in all respects by the laws of the State of Oregon.

     (d) NOTICES. Any notice to be given by either party to the other shall be in writing and either personally delivered or sent by certified mail, return receipt requested, to the addresses of the Owner and FirstLink provided below. Notices shall be deemed given when received or refused. Each party may change its address for notice to it by notice in accordance with the foregoing provisions.

FIRSTLINK:                         OWNER:

FirstLink Communications, Inc.     Lloyd Place Apartments Limited Partnership
255 SW Harrison, Suite 1A          c/o Enterprise Development
Portland, Oregon 97201             1750 SW Harbor Way, Suite 340
Facsimile:     503-306-4333        Facsimile:     503-224-1472
Telephone:     503-306-4444        Telephone:     503-241-1500
Attn:  A. Roger Pease, CEO         Attn:  W. Earl Downs, President

     (e) VALIDITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such provisions shall not affect in any respect the validity or enforceability of the remainder of this Agreement unless the invalidity materially affects the ability of either party to perform as contemplated hereunder.

     (f) ATTORNEYS' FEES AND COSTS. If arbitration or other proceedings are brought to enforce or interpret this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action, arbitration or proceeding from the other party, in addition to any other relief to which such party may be entitled, including (without limitation) such attorneys' fees and costs on any appeal and on petition for review or in connection with any action for recission

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     (g)  AUTHORITY. Each individual signing this Agreement on behalf of a corporation or partnership represents that he or she has the necessary authority to execute this Agreement on behalf of such entity and that, in the case of a corporation, all necessary corporate action has been taken approving the execution of this Agreement.

Any person or entity executing this Agreement as "Owner" hereby represents and warrants to FirstLink that it is fully authorized by Owner to execute this Agreement and to bind Owner to the terms and obligations set forth in this Agreement and the Owner is fully aware of the existence and contents of this Agreement. Owner and any person or entity executing this Agreement on Owner's behalf acknowledges that Owner shall be e5topped from claiming that this Agreement was executed by a person or entity lacking actual authority to bind Owner.

     (h) FURTHER ASSURANCES. Upon the reasonable request of either party, the other party shall promptly and, at its own expense, execute and deliver any additional documents or take such actions, as may be reasonably necessary (subject to any other agreement binding on either party) for the purpose of evidencing or perfecting any rights or interest of either party arising under this Agreement or arising under documents executed in accordance with this Agreement.

     (i) OVERDUE PAYMENTS. All payments that either party owes to the other hereunder that are not paid when due shall bear interest from the due date until fully paid at the rate of 9 percent per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law.

     (j) TIME OF THE ESSENCE. Time is of the essence of the performance of this Agreement.

     (k) SUBORDINATION TO MORTGAGES. This Agreement is subordinate to any existing trust deed or mortgage lien on the real property at which the Property is situated. In addition, this Agreement shall be subordinate to the lien of any trust deed, mortgage or other security instrument (collectively, "Mortgage") hereafter placed upon the Building or Property, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof. If any such party elects (in its discretion) to have this agreement prior to the lien of its Mortgage, and shall give written notice thereof to Tenant, this Agreement shall be deemed prior to such Mortgage held by such party so electing and will survive any termination of Landlord's interest in the Property or under the Master Agreement, as applicable, whether this Agreement is dated prior or subsequent to the date of such Master Agreement or Mortgage or the date of recording thereof.

     (l) Status Certificate. Within 10 days after receipt of written request, either party shall deliver to the other a written statement confirming the status of this Agreement, whether the Agreement is unmodified and in full force and effect, and any other matters that may reasonably be requested, which statement may be relied upon by third parties.

     22.  OPTION OF OWNER TO TERMINATE.

     (a) TERMINATION BY OWNER. Owner will have the option to terminate this Agreement at any time during the term of this Agreement, without the necessity for "cause" or default or breach by FirstLink, provided that Owner follows the procedures and satisfies the requirements of this Section 22. If Owner exercises its right to terminate, then such termination will be effected by written notice of termination of this Agreement to FirstLink at least sixty (60) days prior to the effective date of such termination, and this Agreement shall terminate as of the effective date for such termination stated in Owner's notice. In such event, the parties will comply with the provisions and requirements of paragraphs 22(b) through 22(d) below.

     (b) CALCULATION OF TERMINATION PAYMENT. On the effective date for termination of the Agreement, the residential telephone distribution System and security system will be surrendered to and belong to Owner, and Owner will pay to FirstLink as consideration therefor and in compensation for the early termination of this Agreement the following as a termination fee: (a) the ad1usted book value of the residential telephone distribution network assuming amortization on a straight line basis over a ten (10) year term from the date of installation of such network (except that the security system shall be amortized over a fifteen (15) year term on a straight line basis); and (b) the present value of the Net Operating Income (as defined below) that FirstLink would reasonably have received for the remaining term of this Agreement, calculated as provided in Section 22(c) below.

     (c) CALCULATION OF TERMINATION FEE AND NET OPERATING INCOME. For purposes of Section 22(b), the "Net Operating Income" for the remainder of the term of this Agreement will be determined on a profit and loss basis, in accordance with generally accepted accounting principles, using the higher of: (i) the net operating income realized by FirstLink in connection with the provision of services pursuant to this Agreement, on a profit and loss basis, in accordance with generally accepted accounting principles, in the last full calendar year; or
(ii) the average net operating income realized by FirstLink in connection with the provision of services pursuant to this Agreement, on a profit and loss basis, in accordance with generally accepted accounting principles, in the last two full calendar years. The termination fee calculation will be based on the assumption that FirstLink would have achieved the same amount of Net Operating Income for the remainder of the term. If such termination occurs before June 30, 1 998, the annual Net Operating Income will be estimated based on projections for the Lloyd Place Apartments. The "present value" of such Net Operating Income will be determined by discounting, to the date of payment by Owner to FirstLink, the amount of Net Operating Income for the remainder of the term, utilizing a discount rate equal to the higher of the publicly announced prime (or reference} rate of interest of Wells Fargo
Bank (or if such designated bank's prime rate is not publicly available, then the prime rate of such other regional or national bank as the parties mutually approve, for purposes of the above calculation).

FirstLink will provide, upon request after the completion of installation of the telephone distribution System and security system, a written statement, certified by FirstLink, as to the original cost and book value of the telephone distribution System and security system. In addition, within 30 days after notice at any time during the term of this Agreement, Owner may request, and FirstLink will promptly provide within such 30 day period a statement of the Net Operating Income of FirstLink for the last two calendar years. Owner will have reasonable rights of examination or audit of FirstLink' s records and County/State/Federal tax returns to verify the calculation of Net Operating Income in connection with any exercise of Owner's right to terminate.

     (d) SURRENDER OF PROPERTY. In the event of termination under this Section 22, Owner and FirstLink shall have no further rights, duties or obligations under this Agreement from and after the effective date of termination, except that Owner will make the payment described in Section 22(b). No provision of this Section 22 or of this Agreement will be deemed to require a payment to FirstLink under this Section 22 in connection with any termination of this Agreement for FirstLink's default or material breach of the Agreement or on any voluntary surrender or other termination pursuant to any other Section of the Agreement (other than this Section 22).

     This Agreement has been signed and delivered as of the above date.

FIRSTLINK:                            OWNER:

By:       /s/ A. ROGER PEASE                By:     /s/ JON McCEMTAST JR
       -----------------------------              ------------------------------
Title:            CEO                       Title:         Partner

     JOINDER BY PARAGON


By execution below, the undersigned ("Paragon") agrees to provide cable television services to the Property for the benefit of Owner and to join with FirstLink Communications, Inc. for purposes of agreeing to the provisions of the Agreement. Owner will permit Paragon to cure any default or breach by FirstLink hereunder within the time periods provided herein, and Paragon will be deemed a party to this Agreement as related to cable television services. In the event FirstLink seeks to withdraw from this Agreement, at Owner's option Paragon will assume, as of the date of such withdrawal, the performance of: the obligations of FirstLink hereunder that accrue from and after the date of such withdrawal as they relate to providing cable television services.

PARAGON:
        ------------------------------------------------------

        By:  /s/ Freeman Kilpatrick
           ---------------------------------------------------


        DATED:  JULY 5, 1996
----------------------------

                                                                      EXHIBIT A
                                    [LOGO]
                                    PARAGON
                                   C A B L E



                            LLOYD PLACE APARTMENTS
                               CHANNEL LINE UP


2)  Prevue Guide                          39) Nickelodeon
3)  C-Span                                40) Arts and Entertainment
4)  ABC                                   41)  The Nashville Network
5)  WGN                                   42)  Video Hits One
6)  CBS                                   43)  SHOWTIME
7)  TBS                                   44)  SHOWTIME 2
8)  NBC                                   45)  HOME BOX OFFICE
9)  Trinity Broadcasting                  46)  HOME BOX OFFICE 2
10) Oregon Public Broadcasting            47)  Cinemax
11) Community Access                      48)  FIRST CHOICE 1
12) UPN                                   49)  FIRST CHOICE 2
13) Fox                                   50)  FIRST CHOICE 3
14) Lifetime                              51)  TURNER MOVIE CLASSICS
15) Prime Sports                          52)  THE MOVIE CHANNEL
16) ESPN                                  53)  Mind Extension University
17) Turner Network Television             54)  KBLE/EWTN
18) USA Network                           55)  Univision
19) FIRST CHOICE PAY-PER VIEW PREVIEWS    56)  The Weather Channel
20) Sci-Fi                                57)  QVC Shopping
21) Multnoman County TV                   98)  CNBC
22) Home Shopping Network
23) The Learning Channel
24) Discovery Channel                     * INDICATES PREMIUM SERVICES
25) Music Television
26) American Movie Classics               * INDICATES ALA CARTE SERVICES
27) Portland City TV                        PAY PER VIEW
28) THE DISNEY CHANNEL
29) CARTOON NETWORK                       ALL PREMIUM, ALA CARTE AND PAY PER
30) Government Access                     VIEW REQUIRE A CONVERTER BOX.
31) Community Education
32) Warner Bros.
33) Portland Cable Access
34) The Family Channel
35) Cable News Network
36) Headline News
37) Comedy Central
38) Black Entertainment T

                         SECURITY SYSTEM DESCRIPTION                  EXHIBIT B


The telephone entry and close circuit television system equipment list is as follows:

TELEPHONE ENTRY SYSTEM by DoorKing Inc. - Model 1814

Includes 2 hands free LCD display entry controls and 2 flush mount trim kits

DoorKing's model 1814 combines the telephone entry system and electronic directory into a single compact unit. The 20 character alpha numeric super twist LCD display can be seen in sunlight, is easily readable from side and top views, does not require any cooling fans or sunscreens, and eliminates the need for additional add-on directories. To operate the system a visitor simply uses the big A and Z push buttons to scan through the alphabetically sorted directory. Holding either of the scroll buttons down will cause the directory to scan rapidly, while pressing and releasing the scroll buttons will scroll one name at a time. Once the tenants name is displayed, the visitor simply presses the CALL button to establish communication. Tenants can grant the visitor access by simply pressing 9 on their telephone. The 1814 utilizes a state of the art microprocessor control board, and uses full duplex circuitry for crystal clear two way voice communication.

Features include:

     1. One touch calling - The visitor simply presses the CALL button after locating the name in the directory to establish communication.

     2.   The single line LCD display features easy to read 1/2 inch characters.

     3.   The full duplex communication is hands free.

     4. The user programmable message scrolls from right to left when the system is not in use.

     5.   A metal keypad and push buttons.

     6.   A 2 year limited warranty

CLOSED CIRCUIT VIDEO SECURITY SYSTEM  by SANYO

The closed circuit video security system consists of (8) 1/2 inch black and white CCD cameras with high-resolution picture and back light compensation, 2 black and white 12" monitors, 8 auto iris lenses, 8 (environmentally protected) camera enclosures and 8 camera mounts

VIDEO CAMERAS by Sanyo - Model VCB-3524 Features include:

     1. A 1/2 inch CCD Image Sensor with approximately 410,000 picture elements that uses the interline transfer method to deliver low-smear, anti-bloom images with low-lag delivery, all with virtually no burn-in and no geometric distortion

     2. A high resolution picture, with more than 570 lines of horizontal resolution, provides sharp, clear images.

     3. A minimum light requirement of 0.09 lux with an fO.95 lens and a 0.15 lux with an fl.2 lens delivers excellent low-light images even under incandescent illumination.

     4. The backlight compensation activates automatically with auto-iris lens to increase the exposure level when the background is brighter than the subject. Backlight compensation allows more light to reach the image sensor so that faces and the foreground will appear clearer and brighter

     5. An electronic auto-iris helps assure proper exposure under variable lighting conditions indoors

     6. The CS/C-Mount lens includes a built-in CS-Mounting or Mounting with a supplied adapter.

     7. The camera is magnetic/electrostatically-shielded from interference due to magnetic or electrostatic fields.

     8.   The solid-state components resist shock and vibration.

     9.   24 Volt AC with Line-locked PLL 2:1 Interlace

The Sanyo VCB-3524 camera has a compact, versatile design that includes a metal cabinet, quick start, low power consumption and an adjustable flanged-back adjustment mechanism.

Accessories include:
     A protective lens cap, 4-pin iris plug and C-Mount Adaptor.


MONITORS by Sanyo - Model VM-55l2 Features include:

A 12-inch, 90-degree deflection angle CRT with over 900 lines of resolution, 15 MBZ bandwidth, Geornetric distortion Bridged video input/output with a 75 ohm termination switch and a modern metal cabinet design. The front panel controls power, contrast, brightness, horizontal and vertical hold.



ADDITIONAL DETAIL TO FOLLOW

                                                                      EXHIBIT C

                                       [LOGO]
                                      PARAGON
                                     C A B L E



                       EASEMENT FOR CABLE TELEVISION SERVICE

     THIS EASEMENT, executed and given this 22nd day of May, 1996, by Lloyd Place Apartments, Limited Partnership, hereinafter "Grantor" to KBL
Cablesystems Of The Southwest, d/b/a Paragon Cable, whose address is 3075 NE Sandy Blvd., Portland, OR 97232, hereinafter "Grantee":
                                  WITNESSETH:
     That for and in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
     1. Grantor does hereby grant, sell and convey to Grantee an easement and right of way to install, construct, operate, maintain, repair, replace and remove such cable television cables, lines and other telecommunications or ancillary equipment and facilities as Grantee deems necessary or convenient for the provision of cable communications and other television or telecommunications services to occupants of the real property located at 1411 NE 16th Avenue, Portland, OR 97232 and described in Exhibit "A", below or attached hereto (the "Premises"), together with rights of ingress and egress on and over the Premises as necessary for the use and enjoyment of the said easement.
     2. This easement shall remain in full force and effect 508 total cable television outlets for fifteen years.
     3. Grantor shall acquire no right, title or interest in any cable television lines, equipment or facilities placed on, over or under the Premises pursuant to this easement. All cable communications equipment and facilities constructed or installed by Grantee upon the Premises shall be and remain the personal property of Grantee, unannexed and unattorned to the realty, unlienable and unalienable by Grantor, it's heirs, successors and assigns, and removable or replaceable by Grantee at any time without notice in Grantee's sole and absolute discretion.
     4. This Grant of Easement shall inure to the benefit of and be binding upon Grantor and Grantee and their respective heirs, executors, successors and assigns.

     IN WITNESS WHEREOF. Grantor has caused this instrument to be executed the day and year first above written.
                                       BY:
                                          --------------------------------
STATE OF OREGON   )
                     )ss:
COUNTY OF MULTNOMAH

     Before me _________________________, a notary public, personally appeared
_________________ known to me (or proved to me on the oath of     ) to be the
person whose name is subscribed to the foregoing instrument, and known to me to be the___________________ (title) of __________________________ a(corporation)
(partnership) and acknowledged to me that he/she executed said instrument for the purposes and consideration therein expressed, and as the act of said (corporation) (partnership).

     Given under by hand and seal this ____ day of _____________, 199__.


                                       ---------------------------------
                                       Notary Public

                                    [LOGO]
                                    PARAGON
                                   C A B L E

                                  EXHIBIT 'C'

                 Door Entry and Security System Specifications


CAMERA System

9 Sanyo B & W Hi Res Lo Light Sanyo Cameras
7 Rainbo Manual Lenses, 35 mm
5 Pelco Environmental Housing Units
1 Pelco Low Profile Ceiling Enclosure
5 Pelco Wall Mounts
3 Pelco Light Duty Indoor Scanners
3 Pelco Wall Mounts
1 16 inch, Sanyo B & W Monitor
1 Sanyo TLS Time Lapse Recorder
2 Covert Camera Enclosures
2 Rainbo Manual lenses, 16 mm

Door Entry System

2 Door King Entry Controls Item # 1815
2 Flush Mount Trim Kits
2 Von Duprin Door Strikes
I Altron Multi Camera Power Supply
L GYYR 9 CAMERA Multiplexer

This list of equipment supersedes the list in exhibit "B", but does not supersede any additional cable television and telephone installation in exhibit "B."

Approved by;

  /s/ Earl Downs                           9-13-96
--------------------------------------------------------
W. Earl Downs, President                   Date
Enterprise Development Corporation